Exhibit 10.1

Processing contract

Party A (Contractor): Jiangxi Huanming Technology Limited Company
Party B (Customer): Xinyu Ionix Technology Company Limited
Regarding the processing of lithium batteries, based on the principles of equality and mutual benefit, Party A and Party B agree as follows:
1.	Production notification: Based on their own needs, Party B shall notify Party A in ahead of time the battery specifications, and quantity for production.
2.	Unit price of goods: Party B pay RMB 0.9/ unit (VAT inclusive) to Part A. Party A issue VAT invoice to Party B in a timely manner.
3.	Quality of goods: To process according to Party A’s standards.
4.	Payment terms: Both parties shall reconcile on every 20th each month, Party A shall, according to the orders from Party B during the month and the delivery document, summarize and issue the statement of account. Party B shall actively cooperate with the checking of statement and must complete the work within 5 days. The results of reconciliation shall be a basis for settlement. (For reconciliation by fax, confirmation shall be required afterwards.) Payment shall be made in the following month.
5.	Delivery:
1.	Upon receiving production orders from Party B, Party A shall timely process the production and deliver upon completion. Party A shall deliver the finished goods to the designated company warehouse, Party B shall appoint a designated person to sign for the goods. Goods receipt quantity, unit price, total amount, etc. should be clearly stated on the delivery note. By mutual agreement, the place and mode of delivery can be modified.
2.	Place of delivery shall be designated by Party B, and disclosed on each order. Party B shall specify the list of consignees (seal by Party B). If the designated consignee have to be changed, the statement of change shall be sent to Party A in advance.
6.	Acceptance and opposition period:
1.	At the time of receipt of the goods, Party B should carry out a comprehensive check and acceptance of the quantity, quality, packaging, etc. If there was no objection, confirmation shall be signed by the designated consignee;
2.	The opposition period is 7 days after the acceptance of the goods. If Party B does not give written notice to Party A for any objection during the opposition period, the goods would be deemed as checked and agreed in accordance with this contract.

7.	Breach and responsibilities:
1.	If Party A deliver the good late, each day overdue shall be fined at 5% of the value of overdue good for the breach;
2.	If Party B pay late, each day overdue shall be fined at 5% of the overdue balance for the breach;
3.	If Party B delay its payment for more than ten days or the cheque issued by Party B is unable to present, Party A may unilaterally terminate this contract and claim Party B for a double penalty (i.e. 10% each day).
8.	Dispute
Disputes arising from the performance of this contract shall be settled by both parties through friendly consultations and negotiation. If negotiation fails, both parties agreed to be resolved by the Taizhou Jiangyan District People's Court.
9.	Contract period: This contract is effective from 19 August 2016 to 31 December 2016.
10.	Others:
1.	This contract shall be effective upon signed by both parties.
2.	This contract in duplicate, each party holds one copy which has the same legal force.
3.	Copy of duplicate of business license, production orders, delivery notes, copy of ID card of the consignee as designated by Party B, etc. as an annex to this contract.

Party A: Jiangxi Huanming Technology Limited Company
Address: City East Industrial Park, Fenyi County, Xinyu, Jiangxi
Phone:18279066999
Attn:  Hao Ni
Signature: /s/ Hao Ni

Party B: Xinyu Ionix Technology Company Limited
Address: City East Industrial Park, Fenyi County, Xinyu, Jiangxi
Phone:18879080718
Attn: Zhengfu Nan
Signature: /s/ Zhengfu Nan

Date: August 19, 2016